Exhibit 99.1

Contact:Will Davis

Vice President of Investor Relations and Chief of Staff
Phone: (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Second Quarter 2014 Financial Results

Delivers 2Q14 Revenue of $50.2 Million and Adjusted EBITDA of $22.7 Million

Maintains 2014 Revenue and Adjusted EBITDA Guidance of Approximately $200 Million and $90 Million, Respectively

Reiterates FTTC Installation Targets of 825 at YE14 and Over 40% FTTC Revenue Growth in 2014

Project Ark On Track for 3Q14 Launch

Annualized Fiber Data Adjusted EBITDA of Nearly $54 Million

WAYNESBORO, VA – August  6, 2014 – Lumos Networks Corp. (“Lumos Networks” or the “Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for the second quarter of 2014.

Total revenue for the second quarter of 2014 was $50.2 million, compared to $52.3 million for the second quarter of 2013 and $50.1 million in the first quarter of 2014.  Total Adjusted EBITDA in the second quarter of 2014 was $22.7 million, compared to $24.6 million in the second quarter of 2013 and $22.6 million in the first quarter of 2014.

Total Data segment revenue in the second quarter of 2014 was $26.7 million, up over 2% sequentially, and constituted over 53% of total revenue versus 49% in the prior year period.  Total Adjusted EBITDA for the Data segment reached $13.4 million in the second quarter of 2014, and Adjusted EBITDA margin for the Data segment was 50.2% in the second quarter, up from 48.7% in the first quarter.

Lumos Networks President and CEO Timothy G. Biltz said, “I am satisfied that Lumos Networks delivered results in the second quarter that slightly exceeded our internal targets and maintained its annual 2014 guidance for revenue and Adjusted EBITDA of $200 million and $90 million, respectively.  Our FTTC operations continued its strong performance, growing 8.5% sequentially and surpassing $5 million in quarterly revenues.  We see a strong pipeline for both FTTC sales and installations for the rest of 2014.”

Mr. Biltz continued, “While Transport revenue grew slightly quarter on quarter, we continue to believe Transport revenue will decline in the range of 8-10% in 2014 due to the churn of TDM circuits as carriers groom their networks.   Our Enterprise revenue dipped slightly sequentially due to previously disclosed churn events, but our goal is for accelerated growth in 2015 due to the following initiatives: new customer renewal and retention programs, increased reach of our Carrier End User distribution channels, and the connection to more commercial data centers.”

“My focus remains on continuing to aggressively invest in the fiber infrastructure and personnel necessary to support long-term fiber contracts in key growth areas like Fiber to the Cell, Data Center Connectivity, Carrier End User and Edge-Out markets like Richmond, Virginia,” Mr. Biltz said.   “Our primary mission is building our fiber revenue backlog through 2014 in order to accelerate our Data revenue growth in 2015.”

“To that end, “Mr. Biltz finished, “Lumos Networks made significant progress in expanding its fiber network in the second quarter, adding over 80 route miles, substantially completing the build of a critical long-haul route in Virginia between Richmond and Charlottesville, connecting a Peak 10 data center in Richmond, connecting 33 on-net buildings and connecting 40 additional FTTC sites.”

Highlights

•

The Company ended the second quarter of 2014 with 673 Fiber to the Cell (“FTTC”) sites connected, up 40 sequentially, which represents a year-over-year increase in total FTTC sites of approximately 45%.  Lumos Networks reiterates its guidance of reaching 825 FTTC sites by year end 2014 and reiterates its target of selling 500 to 700 unique and second FTTC circuits during 2014.  Lumos Networks maintains its target for 1,500 FTTC sites within the next few years.

•

Lumos Networks reiterates its target for connected commercial data centers of 20 by year end 2014.  During the quarter, Lumos Networks connected to Peak 10 in Richmond, Virginia, its fourteenth connected commercial data center with several more in the short-term pipeline.  As Enterprise bandwidth traffic moves increasingly into the Cloud, the Company believes that this segment will constitute an increasingly large percentage of total Enterprise revenue.

•

The Company added approximately 80 fiber route miles in the second quarter of 2014, all of which were constructed and owned by Lumos Networks, and had a fiber network totaling approximately 7,550 route miles at the end of the quarter.   Additionally, the Company added 33 on-net buildings in the quarter to reach 1,420.

•

Project Ark, an 850-mile MEF certified Carrier Ethernet MPLS/IP network overlay designed primarily for FTTC traffic, which will allow up to 1 terabyte of total bandwidth traffic, is on track for completion in 3Q14.   The Company continues to expect to begin migrating fiber bandwidth traffic onto the Ark in 4Q14.

•	As of the end of the second quarter of 2014, the Company’s 110-mile fiber market in Richmond, Virginia had annualized Enterprise and Transport sales bookings of approximately $4.2 million.
•

On July 29, 2014, the Board of Directors of Lumos Networks declared a dividend on its common stock in the amount of $0.14 per share to be paid on October 9, 2014 to stockholders of record on September 11, 2014.

Business Outlook

For the full year 2014, the Company maintains its financial guidance for revenue of approximately $200 million and Adjusted EBITDA of approximately $90 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations.  These statements are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, Interim CFO, and Will Davis, Vice President of Investor Relations and Chief of Staff, to review these financial and operational results and financial guidance will be held at 9:30 A.M. (ET) on August 7, 2014.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Second Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through August 28, 2014 and may be accessed with the following numbers:

Domestic:  1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10050045

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of approximately 7,550 fiber route miles.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to noncontrolling interests, other income or expenses, equity-based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate swap derivatives.  Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure.  It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.  Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement  our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K for the year ended December 31, 2013.

Exhibits:

•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Income
•	Condensed Consolidated Statements of Cash Flows
•	Summary of Operating Results, Customer and Network Statistics
•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
•	Reconciliation of Operating Income to Adjusted EBITDA
•	Business Outlook

Lumos Networks Corp.
Condensed Consolidated Balance Sheets
	June 30, 2014	December 31, 2013
(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$9,804	$14,114
Marketable securities	36,596	38,480
Restricted cash [1]	4,324	4,324
Accounts receivable, net	22,687	22,917
Other receivables	820	1,588
Income tax receivable	795	1,116
Prepaid expenses and other	4,301	3,960
Deferred income taxes	7,189	7,289
Total Current Assets	86,516	93,788

Securities and investments	767	699

Property, plant and equipment, net	396,946	378,723

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	20,477	25,071
Deferred charges and other assets	7,965	7,722
Total Other Assets	128,739	133,090

Total Assets	$612,968	$606,300

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$10,250	$6,688
Accounts payable	12,090	13,076
Dividends payable	3,131	3,091
Advance billings and customer deposits	13,771	13,502
Accrued compensation	1,295	2,185
Accrued operating taxes	4,394	4,375
Other accrued liabilities	3,981	3,992
Total Current Liabilities	48,912	46,909

Long-Term Liabilities
Long-term debt, excluding current portion	367,194	373,290
Retirement benefits	16,782	16,848
Deferred income taxes	84,273	79,087
Other long-term liabilities	2,775	2,832
Income tax payable	419	328
Total Long-term Liabilities	471,443	472,385

Stockholders' Equity	91,885	86,333
Noncontrolling Interests	728	673
Total Equity	92,613	87,006

Total Liabilities and Equity	$612,968	$606,300

[1] During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure     to Alleghany County, Virginia.  The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.
Condensed Consolidated Statements of Income
	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share amounts)	2014	2013	2014	2013

Operating Revenues	$50,165	$52,311	$100,255	$104,845

Operating Expenses
Network access costs	10,190	10,501	20,904	21,655
Selling, general and administrative [1]	18,487	18,896	36,419	36,916
Depreciation and amortization	11,210	10,796	21,869	20,359
Accretion of asset retirement obligations	30	33	57	64
Restructuring charges	-	-	-	40
Total Operating Expenses	39,917	40,226	79,249	79,034
Operating Income	10,248	12,085	21,006	25,811

Other Income (Expenses)
Interest expense	(3,812)	(3,406)	(7,786)	(6,534)
(Loss) gain on interest rate swap derivatives	(16)	267	93	454
Other income (expense), net	170	(907)	350	(882)

Income Before Income Tax Expense	6,590	8,039	13,663	18,849

Income Tax Expense	2,711	3,241	5,689	7,573
Net Income	3,879	4,798	7,974	11,276

Net Income Attributable to Noncontrolling Interests	(33)	(36)	(66)	(105)
Net Income Attributable to Lumos Networks Corp.	$3,846	$4,762	$7,908	$11,171

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic	$0.17	$0.22	$0.36	$0.51
Earnings per share - diluted	$0.17	$0.22	$0.35	$0.51

Cash Dividends Declared per Share - Common Stock	$0.14	$0.14	$0.28	$0.28

[1] Includes equity-based compensation expense related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.2 million and $1.3 million for the three months ended June 30, 2014 and 2013, respectively, and $2.0 million and $2.4 million for the six months ended June 30, 2014 and 2013, respectively.

Lumos Networks Corp.
Condensed Consolidated Statements of Cash Flows
	Six months ended June 30,
(In thousands)	2014	2013

Cash Flows from Operating Activities:
Net income	$7,974	$11,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,275	15,447
Amortization	4,594	4,912
Accretion of asset retirement obligations	57	64
Deferred income taxes	5,383	6,765
Gain on interest rate swap derivatives	(93)	(454)
Equity-based compensation expense	1,986	2,353
Amortization of debt issuance costs	738	472
Write off of unamortized debt issuance costs	-	890
Retirement benefits, net of cash contributions and distributions	(813)	(208)
Excess tax benefits from share-based compensation	(149)	(179)
Other	128	(84)
Changes in operating assets and liabilities, net	938	(5,822)
Net Cash Provided by Operating Activities	38,018	35,432

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(37,288)	(26,724)
Broadband network expansion funded by stimulus grant	196	(30)
Purchases of available-for-sale marketable securities	(12,461)	-
Proceeds from sale or maturity of available-for-sale marketable securities	14,174	-
Change in restricted cash	-	979
Cash reimbursement received from broadband stimulus grant	-	979
Net Cash Used in Investing Activities	(35,379)	(24,796)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	-	375,000
Payment of debt issuance costs	-	(4,849)
Principal payments on senior secured term loans	(1,375)	(307,500)
Borrowings from revolving credit facility	-	15,000
Principal payments on revolving credit facility	-	(18,521)
Termination payments of interest rate swap derivatives	-	(858)
Cash dividends paid on common stock	(6,195)	(6,071)
Principal payments under capital lease obligations	(1,145)	(194)
Proceeds from stock option exercises and employee stock purchase plan	1,630	101
Excess tax benefits from share-based compensation	149	179
Other	(13)	(91)
Net Cash (Used in) Provided by Financing Activities	(6,949)	52,196
(Decrease) increase in cash and cash equivalents	(4,310)	62,832
Cash and cash equivalents:
Beginning of Period	14,114	2
End of Period	$9,804	$62,834

Lumos Networks Corp.
Operating Results, Customer and Network Statistics
(Dollars in thousands)	Three months ended:					Six months ended:
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Revenue and Adjusted EBITDA
Revenue
Enterprise Data	10,445	10,586	10,617	10,600	10,511	21,031	21,011
Transport	11,225	10,907	11,927	11,644	12,028	22,132	24,039
FTTC	5,037	4,644	4,399	3,850	3,167	9,681	6,025
Total Data	26,707	26,137	26,943	26,094	25,706	52,844	51,075
Residential and Small Business	18,290	18,647	19,094	20,055	20,453	36,937	41,510
RLEC Access	5,168	5,306	4,966	5,478	6,152	10,474	12,260
Total Revenue	50,165	50,090	51,003	51,627	52,311	100,255	104,845

Adjusted EBITDA[1]
Data	13,395	12,717	14,012	13,013	13,355	26,112	26,479
Residential and Small Business	5,230	5,544	5,916	5,690	6,356	10,774	13,053
RLEC Access	4,098	4,306	4,104	4,343	4,840	8,404	9,714
Total Adjusted EBITDA	22,723	22,567	24,032	23,046	24,551	45,290	49,246
Adjusted EBITDA Margin[1]	45.3%	45.1%	47.1%	44.6%	46.9%	45.2%	47.0%
Capital Expenditures	19,171	18,117	22,613	18,997	11,692	37,288	26,724
Adjusted EBITDA less Capital Expenditures	3,552	4,450	1,419	4,049	12,859	8,002	22,522

Fiber Network Statistics
Fiber Route-Miles[2]	7,548	7,467	7,414	----	----	7,548	----
Fiber Markets	23	23	23	23	23	23	23
Fiber to the Cell Sites	673	633	608	540	465	673	465
On-Network Buildings	1,420	1,387	1,344	1,303	1,273	1,420	1,273
Data Centers	14	13	12	12	12	14	12
R&SB Statistics
Competitive Voice Connections	88,941	92,440	95,730	98,296	102,189	88,941	102,189
Video Subscribers	5,155	5,073	5,034	4,975	4,767	5,155	4,767

RLEC Access Lines	28,081	28,381	28,886	29,518	30,129	28,081	30,129

1 Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.

2 The Company updated its total fiber route miles as of December 31, 2013 to include both long-haul and metro route miles. Previously, the Company had only disclosed long-haul miles. Quarterly trend information prior to December 31, 2013 is not comparable and is therefore not being presented herein.

Note: Certain prior period revenue and Adjusted EBITDA amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.
Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
(In thousands)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net Income Attributable to Lumos Networks Corp.	$3,846	$4,762	7,908	$11,171
Net Income Attributable to Noncontrolling Interests	33	36	66	105
Net Income	3,879	4,798	7,974	11,276

Interest expense	3,812	3,406	7,786	6,534
Loss (gain) on interest rate swap derivatives	16	(267)	(93)	(454)
Income tax expense	2,711	3,241	5,689	7,573
Other (income) expense, net	(170)	907	(350)	882
Operating Income	$10,248	$12,085	$21,006	$25,811

Lumos Networks Corp.
Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2014	2013

For The Three Months Ended June 30
Operating Income	$10,248	$12,085
Depreciation and amortization and accretion of asset retirement obligations	11,240	10,829
Sub-total:	21,488	22,914
Amortization of actuarial losses	64	309
Equity-based compensation	1,152	1,328
Employee separation charges	19	-
Adjusted EBITDA	$22,723	$24,551
Adjusted EBITDA Margin	45.3%	46.9%

For The Six Months Ended June 30
Operating Income	$21,006	$25,811
Depreciation and amortization and accretion of asset retirement obligations	21,926	20,423
Sub-total:	42,932	46,234
Amortization of actuarial losses	128	619
Equity based compensation	1,986	2,353
Restructuring charges	-	40
Employee separation charges [1]	244	-
Adjusted EBITDA	$45,290	$49,246
Adjusted EBITDA Margin	45.2%	47.0%

Lumos Networks Corp.
Business Outlook [1] (as of August 6, 2014)
(In millions)	2014 Annual Guidance [1]
Operating Revenues	approximately $200

Adjusted EBITDA	approximately $90

Capital Expenditures	approximately $75

Cash, Cash Equivalents and Marketable Securities (at end of period)	$ 27	to	$ 32

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	approximately $38
Depreciation and amortization	approximately $47
Equity-based compensation expense	approximately $4
Amortization of actuarial losses	approximately $1
Adjusted EBITDA	approximately $90

[1] These estimates are based on management’s current expectations.  These estimates are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements" in the Lumos Networks Corp. second quarter 2014 earnings release dated August 6, 2014.